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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                October 11, 1999
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


                             CYBERGUARD CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         COMMISSION FILE NUMBER: 0-24544


                FLORIDA                           65-0510339
      (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER
          OF INCORPORATION)                   IDENTIFICATION NO.)


2000 WEST COMMERCIAL BOULEVARD, SUITE 200, FORT LAUDERDALE, FLORIDA     33309
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



                                 (954) 958-3900
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On October 11, 1999, CyberGuard Corporation (the "Company") appointed the accounting firm of Grant Thornton LLP as the Company's independent accountants for fiscal year 2000 and dismissed PricewaterhouseCoopers LLP effective with such appointment. The decision to dismiss PricewaterhouseCoopers LLP and appoint Grant Thornton LLP was approved by the Audit Committee of the Company's Board of Directors.

PricewaterhouseCoopers LLP's reports on the financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has never had any disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the course of performing services regarding the two most recent fiscal years, PricewaterhouseCoopers LLP advised the Company and its Audit Committee that the internal controls necessary for the Company to develop reliable financial statements did not exist. No disagreements arose regarding these matters. Upon the deficiencies in accounting controls being identified, the Company's Chief Financial Officer began addressing and correcting these deficiencies. The Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of Grant Thornton LLP concerning this subject matter and any other matters relating to the Company or its financial reporting.

The Company has provided PricewaterhouseCoopers LLP with a copy of this disclosure and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. Such letter is filed as Exhibit 16.1 to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibit is filed with this report:

Exhibit No.       Description
-----------       -----------

16.1              Letter regarding Change in Certifying Accountant



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                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

                             CYBERGUARD CORPORATION


                             By:    /s/   DAVID R. PROCTOR

                                    David R. Proctor
                                    Chairman of the Board of Directors and
                                      Chief Executive Officer


                             Date: October 14, 1999